Exhibit 99.1

For further information, contact:

Danial J. Tierney, Executive Vice-President
Office:	(503) 257-8766, Ext. 279
Fax:	(503) 251-5473 / E-mail: dantierney@trm.com

TRM to Present First Quarter 2005 Earnings

Portland, Oregon: May 3, 2005 — TRM Corporation (NASDAQ – “TRMM”) announced today that it will present financial results for the first quarter ended March 31, 2005 after the market closes on May 12, 2005. Kenneth Tepper, President & CEO, and Danial Tierney, Executive Vice President of TRM Corporation, will host a conference call to discuss these results on May 12, 2005 at 5:00 p.m. EDT.

The call will be webcast live over the Internet from the Company’s website at http://www.trm.com, and the webcast slide presentation will be available for download no later than 4:00 p.m. EDT on May 12, 2005. The call will also be accessible over the phone by dialing 800-237-9752 (United States/Canada) or 1-617-847-8706 (all other countries), conference call code: 34941882.

For those unable to participate in the live call, the audio and slide presentation will be available via the TRM Corporation website following the conclusion of the call.

About TRM

TRM Corporation is a consumer services company that provides convenience ATM and photocopying services in high-traffic retail environments. TRM’s customer base has grown to over 34,000 retailers throughout the United States and over 45,000 locations world wide, including 6,700 locations across the United Kingdom and 4,700 locations in Canada. TRM’s ATM network is deployed in over 21,000 locations throughout the United States, Canada, Great Britain, Northern Ireland and Germany.

FORWARD LOOKING STATEMENTS

Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; maintaining satisfactory relationships with our banking partners; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our planned growth. Additional information on these factors, which could affect our financial results, is included in our SEC filings. Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.

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